Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of March 15, 2012, by and among MANUFACTURERS AND TRADERS TRUST COMPANY, as agent for itself and the other Secured Parties (as that term is defined in the Credit Agreement (as defined below)) (together with its successors and assigns in such capacity, the “Agent”); NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”); and ASTI TRANSPORTATION SYSTEMS, INC., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“ASTI”), EII TRANSPORT INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“EII”), GATEWAY TRADE CENTER INC., a New York corporation and a wholly-owned subsidiary of the Borrower (“Gateway”), PRECISION SOLAR CONTROLS INC., a Texas corporation and a wholly-owned subsidiary of the Borrower (“Precision”), PROTECTION SERVICES INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“PSI”), SCI PRODUCTS INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“SCI”), WORK AREA PROTECTION CORP., an Illinois corporation and a wholly-owned subsidiary of the Borrower (“Work Area” and, collectively with ASTI, EII, Gateway, Precision, PSI, SCI, and any other Person that becomes a party to this Agreement pursuant to Section 4(l), together with their successors and permitted assigns, collectively and jointly and severally, the “Subsidiary Guarantors”, and together with the Borrower, collectively and jointly and severally, the “Grantors”).

Background

The Agent, the Borrower and the Lenders (as defined in the Credit Agreement (as defined below)) entered into that certain Credit Agreement dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to extend credit to the Borrower on the terms and conditions described therein.  The Borrower may, among other things, use the proceeds of the loans thereunder to extend credit to, and make capital contributions in, the Subsidiary Guarantors.  Therefore, as a result of the Credit Agreement, the Subsidiary Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone.  The Subsidiary Guarantors have guaranteed the obligations of the Borrower arising out of the Credit Agreement and related agreements and instruments.

One of the conditions to the obligations of the Lenders under the Credit Agreement is that payment shall be secured by, among other things, a security interest in favor of the Agent and the other Secured Parties in the Collateral (as defined below).  In order to induce the Lenders to extend the credit to the Borrower, the Grantors are willing to grant to the Agent, for the benefit of the Secured Parties, a security interest in the Collateral.

Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Agent as follows:

1.             DEFINITIONS.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The following terms, as used herein, shall have the following meanings:

“Accession” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include Goods which are physically united with other Goods in such a manner that the identity of the original Goods is not lost.

“Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation.

“Additional Grantor” shall have the meaning ascribed to such term in Section 4(l).

“As—Extracted Collateral” shall be used herein as defined in the Uniform Commercial Code.

“Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

“Collateral” shall have the meaning ascribed to such term in Section 2.

“Commercial Tort Claims” shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 12 to the Perfection Certificate, as such Schedule may be supplemented pursuant to the terms hereof.

“Commodity Account” shall be used herein as defined in the Uniform Commercial Code.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the Uniform Commercial Code, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the Uniform Commercial Code, and (iii) in the case of any commodity contract, “control,” as such term is defined in Section 9-106 of the Uniform Commercial Code.

“Copyrights” shall mean all copyrights, copyright applications, copyright registrations and like protections for works of authorship and derivative works thereof, whether arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office and whether or not the same also constitutes trade secrets, now or hereafter existing, created, acquired or held under the laws of the United States, any other country or any political subdivision thereof, and all rights to obtain any reissues, renewals or extensions of the foregoing together with all causes of action arising prior to or after the date hereof for infringement, misappropriation, or violation of the foregoing.

“Deposit Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

“Document” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Electronic Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Equipment” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include machinery, equipment, fixtures, furniture, vehicles, furnishings and tools (including, without limitation, special mobile equipment, dozers, graters, scrapers, forklifts, loaders, drilling rigs, scales, railcars, screens, hoppers, conveyors, generators, trailers, dollies, crushing, grinding and sizing plants, kilns, baggers and all other machinery, equipment and fixtures used or useful in quarrying, transporting, burning and processing limestone and related products for sale), and all accessories and parts now or hereafter affixed thereto, as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

“Farm Products” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, crops or livestock or supplies used or produced in farming operations or products of crops or livestock in their unmanufactured state.

“Fixtures” shall be used herein as defined in the Uniform Commercial Code.

“General Intangibles” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims, money, and oil, gas or other minerals before extraction, and shall include, without limitation, Payment Intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, Intellectual Property, goodwill, plans, Software (to the extent it does not constitute Goods), Water Rights and other rights in personal property.

“Goods” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all Software imbedded in goods and any supporting information provided in connection with the transaction relating to the program, all standing timber that is to be cut and removed under a conveyance or contract for sale, and all other things that are movable.

“Instruments” shall be used herein as defined in Article 9, rather than Article 3, of the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

“Intellectual Property” shall mean the following owned by or licensed to any Grantor: (a) Patents and patent applications, (b) Copyrights, including copyrights in Software, (c) Trademarks, service marks, trade names, brand names, trade dress, corporate names, fictitious names, slogans, domain names, designs, and indicators of source or goodwill, together with all of the goodwill associated therewith, (d) trade secrets, inventions (whether patented or not), technology, know-how, data, databases and other confidential or proprietary information, (e) all issuances, registrations and applications of the foregoing, together with all provisionals, divisions, continuations, continuations-in-part, re-examinations, reissues, extensions, supplemental protections, and renewals thereof, (f) all rights therein throughout the world, (g) all Proceeds therefrom and (h) all rights to sue for, and to obtain damages and equitable relief for, past, present and future infringement, misappropriation, dilution or violation thereof.

“Inventory” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor’s business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents.  All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described in Schedule 10 to the Perfection Certificate and intercompany notes hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all Security Entitlements, all Securities Accounts, all commodity contracts and all Commodity Accounts.

“Letter-of-Credit Right”  shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Patents” shall mean all United States and international patents, patent rights and patent applications (including but not limited to divisions, continuations, continuations-in-part, and reexaminations) and any renewals, extensions, reissues or improvements thereof, whether in the United States, any other country or any political subdivision thereof, and together with any other rights, priorities and privileges relating to inventions, formulae, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), and all rights to obtain any reissues, renewals or extensions of the foregoing together with all licenses for any of the foregoing and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing.

“Payment Intangible” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment under which the account debtor’s principal obligation is a monetary obligation.

“Perfection Certificate” shall mean that certain perfection certificate dated March 15, 2012 executed and delivered by each Grantor in favor of the Agent for the benefit of the Secured Parties, and each other perfection certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Guarantor in favor of the Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Additional Grantor Joinder executed in accordance with Section 4(l) hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the request of the Agent.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5 hereof.

“Pledged Securities” shall mean, collectively (a) all issued and outstanding Capital Stock of each Subsidiary Guarantor set forth on Schedule 9(a) to the Perfection Certificate as being owned by a Grantor and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such Subsidiary Guarantor acquired by the Borrower or any other Grantor (including by issuance), together with all rights, privileges, authority and powers of the Borrower or any other Grantor relating to such Capital Stock in each such Subsidiary Guarantor or under any Organizational Document of each such Subsidiary Guarantor, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of the Borrower or any other Grantor in the entries on the books of any financial intermediary pertaining to such Capital Stock, (b) all Capital Stock of any Restricted Subsidiary (other than Rock Solid Insurance) hereafter acquired by the Borrower or any other Grantor (including by issuance) (including any other Restricted Subsidiary required to become a Subsidiary Guarantor pursuant to the Credit Agreement) and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such Restricted Subsidiary acquired by the Borrower or any other Grantor (including by issuance), together with all rights, privileges, authority and powers of the Borrower or any other Grantor relating to such Capital Stock or under any Organizational Document of any such Restricted Subsidiary, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of the Borrower or any other Grantor in the entries on the books of any financial intermediary pertaining to such Capital Stock, from time to time acquired by the Borrower or any other Grantor in any manner, and (c) all Capital Stock issued in respect of the Capital Stock referred to in clause (a) or (b) upon any consolidation or merger of any issuer of such Capital Stock.

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” shall mean all (a) Accounts, (b) Chattel Paper, (c) Payment Intangibles, (d) General Intangibles, (e) Instruments and (f) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the Uniform Commercial Code together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Supporting Obligations related thereto and all Records relating thereto.

“Securities Account” shall be used herein as defined in the Uniform Commercial Code.

“Security Entitlement” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, the rights and property interest of an entitlement holder with respect to a financial asset specified in Part 5 of Article 8 of the Uniform Commercial Code.

“Software” shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

“Supporting Obligations” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

“Tangible Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

“Trademarks” shall mean all registered and unregistered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, designs, domain names and other source or business identifiers, together with pending applications and/or registrations therefor, all registrations and recordings thereof, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, all rights to obtain any reissues, renewals or extensions of the foregoing, all common law rights related thereto, the goodwill associated therewith, all licenses for any of the foregoing, and all causes of action arising prior to or after the date hereof for infringement, dilution, misappropriation, violation and unfair competition of or regarding the same.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Pennsylvania or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . .  .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

“Water Rights” shall have the meaning assigned to such term in the Mortgages.

2.             GRANT OF SECURITY INTEREST.  As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, hypothecates, delivers and assigns to the Agent, for the benefit of the Secured Parties, and creates in favor of the Agent, for the benefit of the Secured Parties, a security interest in and to, all of such Grantor’s right, title and interest in and to all personal property and fixtures of such Grantor or in which such Grantor has any rights including, without limitation, in the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Collateral”):

(a)           All Goods, including, without limitation, all Equipment, Inventory, Fixtures, As-Extracted Collateral and Farm Products, and all Accessions, additions, replacements, attachments, accretions, components and substitutes to or for any Goods;

(b)           All Accounts;

(c)           All General Intangibles, including, without limitation, the Patents and patent applications listed on Schedule 11(a) to the Perfection Certificate, the U.S. trademark registrations and trademark applications listed on Schedule 11(a) to the Perfection Certificate, the U.S. registered copyrights listed on Schedule 11(b) to the Perfection Certificate and material licenses relating to Intellectual Property listed on Schedules 11(a), 11(b), and 11(c) to the Perfection Certificate;

(d)           All Documents, Letter-of-Credit Rights, and Chattel Paper;

(e)           All Deposit Accounts and all cash (whether or not deposited in such Deposit Accounts);

(f)            All Instruments;

(g)           All Investment Property;

(h)           All Commercial Tort Claims;

(i)            All Supporting Obligations;

(j)            All books and records relating to the Collateral; and

(k)           All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, the term “Collateral” shall exclude any Excluded Assets.

3.             REPRESENTATIONS AND WARRANTIES OF THE GRANTORS.  Each Grantor represents and warrants, jointly and severally, as follows (which representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Agent or any of the other Secured Parties):

(a)           Status.  Each Grantor is duly organized and validly existing as the type of entity and in the state of formation set forth on Schedule 5.1.1 to the Credit Agreement.  Schedule 1(a) to the Perfection Certificate sets forth each Grantor’s organizational identification number or, if any Grantor does not have one, states that one does not exist.  Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage.

(b)           Authority to Execute Agreement; Binding Agreement.  Each Grantor has the corporate, partnership, limited liability company or other power to execute, deliver and perform its obligations under this Agreement (including, without limitation, the right and power to give the Agent a security interest in the Collateral) and has taken all necessary corporate, partnership, limited liability company and other action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed by each Grantor.  This Agreement constitutes the valid and legally binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable Debtor Relief Laws.

(c)           Location of Collateral.  Schedule 2(b) to the Perfection Certificate sets forth all locations where Inventory or Equipment is located as of the Closing Date and Schedule 2(c) to the Perfection Certificate sets forth all locations not listed on Schedules 2(b) or 7(a) to the Perfection Certificate where Collateral (other than Inventory and Equipment) with a fair market value equal to or greater than $1,000,000 is located as of the Closing Date, in each case, excluding Inventory and mobile Equipment in transit, assets under repair at third party locations, and Collateral at locations of construction jobs in progress.  Schedule 7(a)  to the Perfection Certificate lists all (i) real property to be encumbered, where indicated, by a Mortgage and fixture filing as of the Closing Date (such real property, the “Mortgaged Property”), (ii) uses of each Mortgaged Property and (iii) other information relating thereto required by such Schedule.  There exist no mortgages or other Liens on any such Mortgaged Property except for Liens permitted pursuant to the Credit Agreement.  Except as disclosed on Schedule 2(b), 2(c) or 7(b) to the Perfection Certificate, no Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(d)           Location of Grantors.  The chief executive office of each Grantor and the office where each Grantor keeps its books and records relating to the Chattel Paper, Documents, General Intangibles, Instruments and Investment Property are specified on Schedule 2(a) to the Perfection Certificate.

(e)           Instruments and Certificates.  All Instruments and all certificates representing Pledged Securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Agent or to a Person that has agreed to hold such Instruments or certificates on behalf of the Agent for the purpose of perfecting the Agent’s security interests therein.

(f)            Names Used by Grantors.  The exact legal name of each Grantor is the name set forth in the preamble above.  No Grantor has had any name other than that stated in the preamble hereto or as set forth on Schedules 1(a), 1(b) and 1(c) to the Perfection Certificate for the preceding five years.  No entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 1(c) to the Perfection Certificate.

(g)           Perfected Security Interest.  This Agreement creates a valid, first priority security interest in the Collateral, subject only to Liens permitted pursuant to the Credit Agreement, securing payment of the Secured Obligations.  Upon the filing of the Uniform Commercial Code financing statements delivered by the Grantors to the Agent in the offices set forth on Schedule 6 to the Perfection Certificate, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements (limited, as of the Closing Date and until such time as the Grantors are required to deliver additional information related to As-Extracted Collateral filings on real property other than the Mortgaged Property pursuant to the Credit Agreement, with respect to security interests in As-Extracted Collateral, to As-Extracted Collateral filings on the Mortgaged Property) shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements referred to in the preceding sentence, the periodic filing of continuation statements with respect to such financing statements, the delivery of the Instruments referred to in paragraph (e) above, the recordation of the Intellectual Property Collateral Agreements with respect to Intellectual Property identified on Schedules 11(a), 11(b) and 11(c) to the Perfection Certificate in the United States Copyright Office and the United States Patent and Trademark Office, as applicable, and the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the Uniform Commercial Code with respect to each Deposit Account (other than Excluded Bank Accounts) of the Grantors that is not maintained with the Agent (each of which deposit account control agreements is to be entered into and delivered to the Agent to the extent required by Section 8.27 (Primary Operating Accounts; Proceeds into Blocked Account) of the Credit Agreement), no action is necessary to create, perfect or protect such security interest other than, with respect to As-Extracted Collateral, as may be required pursuant to the Credit Agreement.  Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Collateral Agreements, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest created hereunder in the Collateral or (iii) the enforcement of the Agent’s rights hereunder, in each case other than those which have already been obtained.

(h)           Intellectual Property and Licenses.  Schedules 11(a) and 11(b) to the Perfection Certificate set forth a true, complete and accurate list of all of the Patents, patent applications, trademark registrations, trademark applications and registered copyrights owned by any of the Grantors as of the date hereof.  Schedule 11(c) to the Perfection Certificate sets forth a true, complete and accurate list of all material licenses in favor of any Grantor relating to Intellectual Property as of the date hereof.  To the knowledge of the Borrower, all material Intellectual Property of the Grantors are subsisting, valid and enforceable, and have been duly issued by, registered with or are pending application for issuance or registration with the United States Patent and Trademark Office or at the United States Copyright Office, as applicable.

(i)            Filings of Record.  No Uniform Commercial Code financing statement covering any of the Collateral is on file in any public office, other than any such financing statements (i) filed pursuant to this Agreement; and (ii) filed in respect of (and limited to) Permitted Liens.

(j)            Representations in the Credit Agreement.  Each of the representations and warranties with respect to the Grantors set forth in the Credit Agreement is incorporated herein by reference as though set forth herein in its entirety and is true and correct in all material respects on and as of the date hereof.

4.             COVENANTS OF GRANTORS.  Each Grantor covenants that:

(a)           Filing of Financing Statements and Preservation of Interests.  Immediately upon execution hereof, each Grantor shall cause to be duly filed in each office set forth on Schedule 6 to the Perfection Certificate Uniform Commercial Code financing statements and all filings with the United States Copyright Office and the United States Patent and Trademark Office, in each case in form and substance satisfactory to the Agent.  Each Grantor agrees that at the sole cost and expense of the Grantors, each Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest subject only to Liens permitted pursuant to the Credit Agreement and file all Uniform Commercial Code continuation statements necessary to continue the perfection of the security interest created by this Agreement, it being agreed that the Grantors shall not be required to perfect against As-Extracted Collateral on real property other than Mortgaged Property unless required to do so pursuant to the terms of the Credit Agreement or otherwise reasonably requested by the Agent.

Without limiting the obligation of the Grantors set forth in the two preceding sentences, each Grantor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (including without limitation an “all assets” filing or similar documents required by any laws of any applicable jurisdiction), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein all without signature (except to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent.

(b)           Delivery of Instruments, Etc.  At any time and from time to time that any Collateral consists of Instruments, certificated Pledged Securities, Intercompany Notes or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Grantor shall promptly (but in any event within five days after receipt thereof by such Grantor) deliver the same to the Agent (or to a person that has agreed to hold such Collateral on behalf of the Agent for the purpose of perfecting the Agent’s security interests therein) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank such that the Agent has a perfected first priority security interest therein (subject to the Liens permitted pursuant to the Credit Agreement).  The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Pledged Securities, Instruments or Intercompany Notes, without any indication that such Collateral is subject to the security interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities, Instruments or Intercompany Notes for certificates of smaller or larger denominations.

(c)           Uncertificated Securities.  Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Annex C hereto or such other form that is reasonably satisfactory to the Agent, (ii) if necessary to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Agent, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the Uniform Commercial Code and (B) cause such Pledged Securities to become certificated and delivered to the Agent (or to a person that has agreed to hold such Collateral on behalf of the Agent for the purpose of perfecting the Agent’s security interests therein) in accordance with the provisions of Section 4(b).

(d)           Chattel Paper.  Each Grantor shall cause all Tangible Chattel Paper constituting Collateral to be promptly (but in any event within five days after receipt thereof by such Grantor) delivered to the Agent (or to a person that has agreed to hold such Collateral on behalf of the Agent for the purpose of perfecting the Agent’s security interests therein), or, if such delivery is not possible, then to cause such Tangible Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of Electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be “marked” within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).

(e)           Investment Property and Deposit Accounts.  Except as otherwise provided in Section 8.27 (Primary Operating Accounts; Proceeds into Blocked Account) of the Credit Agreement, if there is any Investment Property or Deposit Account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Grantor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent (i) as of the Closing Date with respect to any such Investment Property or Deposit Accounts included on Schedule 13 to the Perfection Certificate and (ii) as of the date any such Investment Property or Deposit Account is established or maintained in all other cases.

(f)            Letter-of-Credit Rights.  To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall promptly cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Agent.

(g)           Collateral In Possession of Third Parties.  To the extent that any Collateral is in the possession of any third party, the applicable Grantor shall deliver, or make such effort to deliver, such Landlord/Warehousemen Agreements as are required pursuant to the Credit Agreement.

(h)           Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(i)            Notice of Changes in Representations.  Each Grantor shall promptly notify the Agent of any event or condition which reasonably could cause any representations set forth in Section 3 above applicable to such Grantor to fail to be true, correct and complete in any material respect.  Without limiting the generality of the foregoing:

(i)            without providing at least thirty (30) days’ prior written notice to the Agent, no Grantor will change its name in any respect, its principal place of business, its chief executive office, its mailing address or its organizational identification number (if it has one);

(ii)           if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Agent in writing of such organizational identification number; and

(iii)          without providing at least thirty (30) days’ prior written notice to the Agent, no Grantor will change its type of organization, jurisdiction of organization or other legal structure.

(j)            Inventory.  No Grantor shall return any Inventory to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of such Grantor’s business.  Without limiting the generality of the foregoing, in the event any Grantor becomes a “debtor in possession” as defined in 11 U.S.C. §1101 (or any successor thereto), such Grantor agrees, to the extent permitted by applicable Law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Grantor without the Agent’s written consent and each Grantor hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto.

(k)           Defense of Agent’s Rights.  Each Grantor warrants and will defend the Agent’s right, title and security interest in and to the Collateral against the claims of any Person.

(l)            Additional Grantors.  The Borrower shall cause each new Restricted Subsidiary of the Borrower to promptly (but in any event within thirty (30) days of the date on which such Subsidiary was acquired or created) become a party hereto (an “Additional Grantor”) or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and a Perfection Certificate, and comply with the provisions hereof applicable to the Grantors.  The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request.  Upon delivery of the foregoing to the Agent, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Loan Documents, and all references herein to the “Grantors” shall be deemed to include each Additional Grantor.  The execution and delivery of such Additional Grantor Joinder shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(m)          Intellectual Property.  Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property to be duly and timely recorded with the United States Copyright Office or United States Patent and Trademark Office, as applicable, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property (and shall comply with clause (ii) with respect thereto).  Each Grantor shall not transfer, abandon, allow to lapse, cancel or otherwise dispose of any material Intellectual Property without the prior written permission of the Agent.

(n)           Power of Attorney.  Each Grantor has duly executed and delivered to the Agent a power of attorney (a “Power of Attorney”) in substantially the form attached hereto as Annex B.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until payment in full in cash of the Secured Obligations and the termination of any commitment of the Secured Parties to make financial accommodations to the Borrower pursuant to the Credit Agreement (and subject to reinstatement thereafter as provided in Section 13(a) hereof).  The powers conferred on the Agent (for the benefit of the Agent and the Secured Parties) under the Power of Attorney are solely to protect the Agent’s interests (for the benefit of the Agent and the Secured Parties) in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.  The Agent agrees that (i) notwithstanding anything to the contrary in the Power of Attorney, except for the powers granted in clause (i) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Agent shall account for any moneys received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Agent or any Secured Party shall have any duty as to any Collateral, and the Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF THE AGENT, THE LENDERS, THE OTHER SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(o)           Grant of Intellectual Property License.  In addition to and not in limitation of the powers granted in clause (n) above, each Grantor hereby authorizes the Agent to make, constitute and appoint any officer or agent of the Agent as the Agent may select, in its sole discretion, as such Grantor’s true and lawful attorney-in-fact, with power to (i) endorse such Grantor’s name on all applications, documents, papers and instruments necessary or desirable for the Agent in the use of the Intellectual Property or (ii) take any other actions with respect to the Intellectual Property as the Agent deems to be in the best interest of the Agent, or (iii) grant or issue any exclusive or non-exclusive irrevocable or revocable, royalty-bearing or royalty-free license under the Intellectual Property to anyone, including the Agent itself, including but not limited to a license or other right to use such Grantor’s labels, General Intangibles, Intellectual Property, Equipment, real estate, advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Inventory or other Collateral, and such Grantor’s rights under all contracts, licenses, approvals, permits, leases and franchise agreements, to the extent assignable, shall inure to the Agent’s benefit, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to anyone.  Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Secured

Obligations shall have been paid in full and the Credit Agreement and this Agreement have been terminated. Grantor hereby further acknowledges and agrees that the use by the Agent of the Intellectual Property shall be worldwide, except as limited by their terms, and without any liability for royalties or related charges from the Agent to such Grantor.  The Agent agrees that notwithstanding anything to the contrary in this clause (o), it shall not exercise any power or authority granted under this clause (o) unless an Event of Default has occurred and is continuing.  NONE OF THE AGENT, THE LENDERS, THE OTHER SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(p)           Certificates of Title.  Upon request of the Agent, each Grantor shall promptly deliver to the Agent any and all certificates of title, applications for title or similar evidences of ownership of all Equipment (other than such Equipment that constitutes Excluded Assets) and shall cause the Agent to be named as lienholder on any such certificates of title or other evidences of ownership.  The Grantors shall promptly inform the Agent of any additions to or deletions from such Equipment and shall not permit any such items to become fixtures to real estate other than real estate described in the Mortgages.

(q)           Location of Inventory and Equipment.  Each Grantor shall not move any Collateral to any location unless it has complied (i) with the notice requirements set forth in the Credit Agreement and (ii) to the extent applicable with respect to such new location, such Grantor shall have complied with Section 4(g) hereof; provided, that in no event shall any Equipment or Inventory be moved to any location outside of the continental United States.

(r)            Other Assurances.  Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

5.             PLEDGE OF ADDITIONAL SECURITIES COLLATERAL.  Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Agent and promptly (but in any event within five days after receipt thereof) deliver to the Agent, or to a person that has agreed to hold such Collateral on behalf of the Agent for the purpose of perfecting the Agent’s security interests therein, a pledge amendment, duly executed by such Grantor, in substantially the form of Annex D hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Sections 4(b) and (c) hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes.  Each Grantor

hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.

(a)           Voting Rights; Distributions; etc.  So long as no Event of Default shall have occurred and be continuing:

(i)      Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities and Intercompany Notes or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to result in a Material Adverse Change.

(ii)     Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all distributions received in respect of the Pledged Securities or Intercompany Notes, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five days after receipt thereof) delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(b)           So long as no Event of Default shall have occurred and be continuing, the Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 5 and to receive the distributions which it is authorized to receive and retain pursuant to Section 5(a) hereof.

(c)           Upon the occurrence and during the continuance of any Event of Default:

(i)      All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5(a)(i)(a) hereof shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)     All rights of each Grantor to receive distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(i)(b) hereof shall immediately cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such distributions.

(iii)    Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may request in order to permit the

Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5(c)(i) hereof and to receive all distributions which it may be entitled to receive under Section 5(c)(ii) hereof.

(d)           All distributions which are received by any Grantor contrary to the provisions of this Section 5 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(e)           In the case of each Grantor which is an issuer of Pledged Securities or an Intercompany Note, such Grantor agrees to be bound by the terms of this Agreement relating to such Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.  In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

6.             REMEDIES UPON DEFAULT.  Upon the occurrence and during the continuation of an Event of Default:

(a)           The Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Agent, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Agent; (ii) the Agent shall have the right (but not the obligation) to notify any Account Debtors and any obligors under Instruments or Accounts to make payments directly to the Agent and to enforce the Grantors’ rights against such Account Debtors and obligors; (iii) the Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Agent deems to be commercially reasonable; (iv) the Agent may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Agent or its designee; and (v) the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or United States Copyright Office into the name of the Agent or any designee or any purchaser of any Collateral.  Each Grantor agrees that ten (10) Business Days’ notice of any sale referred to in clause (iii) above shall constitute sufficient notice.  The Agent or any Secured Party may purchase Collateral at any such sale.  The Grantors shall be liable to the Agent and the other Secured Parties for any deficiency amount.

(b)           The Agent may comply with any applicable Law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Agent sells any of the Collateral on credit, the Borrower will only be credited with payments actually made by the purchaser.  The Agent or any Secured Party may purchase Collateral at any such sale.  In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)           For the purpose of enabling the Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

7.             OBLIGATIONS ABSOLUTE.

(a)           Change of Circumstance.  THE RIGHTS OF THE AGENT HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST ANY SECURED PARTY AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL SATISFACTION OF THE SECURED OBLIGATIONS AFTER OR CONCURRENT WITH THE TERMINATION OF ANY COMMITMENT OF THE SECURED PARTIES TO MAKE FINANCIAL ACCOMMODATIONS TO THE BORROWER PURSUANT TO THE CREDIT AGREEMENT (SUBJECT TO REINSTATEMENT THEREAFTER AS PROVIDED IN SECTION 13(A) HEREOF).  Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Credit Agreement, any Notes or any other Loan Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or on respect of any such agreements or instruments, or any exercise of or failure to exercise any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Credit Agreement, any Notes or any other Loan Document; any failure on the part of the Borrower or any other Person for any reason to perform or comply with any term of the Credit Agreement, any Note or any other Loan Document; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Agent or any other Secured Party from any source that were lawfully used for some other purpose, but which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing.  Without limiting the generality of the foregoing, at any time that the Credit Agreement is amended to increase the amount of the Obligations thereunder, the amount of the Secured Obligations shall be accordingly increased.

(b)           No Duty To Marshal Assets.  The Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

(c)           Waiver of Right of Subrogation, Etc.  Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Agent hereunder until payment in full in cash of the Secured Obligations and the termination of any commitment of the Secured Parties to make financial accommodations to the Borrower pursuant to the Credit Agreement (and subject to reinstatement thereafter as provided in Section 13(a) hereof).

(d)           Other Waivers.  Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement.  In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral.  Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Loan Documents.  The Agent is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and each Grantor hereby waives any right it may have to require otherwise.  Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

(e)           Each Grantor further waives to the fullest extent permitted by law any right it may have under the constitution of the Commonwealth of Pennsylvania (or under the constitution of any other state in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

(f)            EACH GRANTOR’S WAIVERS UNDER THIS SECTION 7 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

8.             NO IMPLIED WAIVERS.  No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Loan Documents and no course of dealing between the Grantor, on the one hand, and the Agent or the Secured Parties, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Loan Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Secured Parties would otherwise have.  No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Secured Parties to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

9.             STANDARD OF CARE.

(a)           In General.  No act or omission of the Agent or any Secured Party (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Agent or such Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Agent or such Secured Party (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction.  The Agent and each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords to other collateral it holds, it being understood that neither the Agent nor any Secured Party has any duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and neither the Agent nor any Secured Party shall be liable for losses except to the extent such losses are a result of the gross negligence or willful misconduct of the Agent or such Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction.

(b)           No Duty to Preserve Rights.  Without limiting the generality of the foregoing, the Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

(c)           No Duty to Prepare for Sale.  Without limiting the generality of the foregoing, the Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

(d)           Duties Relative to Contracts.  Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder.  Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

(e)           Reliance on Advice of Counsel.  In taking any action under this Agreement or any other Loan Document, the Agent shall be entitled to rely upon the advice of counsel of Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

10.           MISCELLANEOUS.

(a)           Successors and Assigns.  Except as otherwise provided in the Credit Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice.  No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Credit Agreement.  Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor jointly and severally (if applicable), together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof which condition shall not be deemed to be a waiver of any Default or Event of Default arising out of such assignment.

(b)           Benefit.  The rights and privileges of Agent and Secured Parties under this Agreement shall inure to the benefit of their respective successors and assigns.  All promises, covenants and agreements of each Grantor contained in this Agreement shall be binding upon the successors and assigns of such Grantor.

(c)           Joint and Several Liability.  All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Agent hereunder.

(d)           Notices.  All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Credit Agreement and delivered at the addresses set forth on Schedule 1 hereto, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

(e)           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(f)            Costs and Expenses.  Without limiting any other cost reimbursement provisions in the Loan Documents, upon demand, the Grantors shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the preparation of this Agreement and all amendments, restatements, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Agent hereunder or (v) the failure of any Grantor to perform or observe any of the provisions hereof.

(g)           Indemnification by Grantors.  Each Grantor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Loan Document.

(h)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by e-mail (in pdf form) shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)            Amendments and Waivers.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantors and the Agent.

(j)            Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

(k)           Credit Agreement.  Each Grantor that is not a party to the Credit Agreement hereby acknowledges receipt from the Borrower of a correct and complete copy of the Credit Agreement and consents to all of the provisions of the Credit Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

11.           SPECIFIC PERFORMANCE.  Each Grantor hereby authorizes the Agent to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

12.           RELATIONSHIP WITH OTHER AGREEMENTS.

(a)           Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b)           To the extent that any of the terms hereof is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall control.

13.           TERMINATION; PARTIAL RELEASE.

(a)           Termination.  At such time as no Secured Party has any commitment to make financial accommodations to the Borrower pursuant to the terms of the Credit Agreement and all the Secured Obligations have been paid and performed in full, then the security provided for herein shall terminate, provided, however, that (i) all indemnities of the Borrower and each other Grantor contained in this Agreement or any other Loan Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement; and (ii) the security provided for herein shall be reinstated if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or any other Grantor or otherwise, all as though such payment had not been made.

(b)           Partial Release.  Effective upon the closing of a disposition of any Collateral to any Person (other than a Grantor) and the application of the proceeds thereof in conformity with the provisions of the Credit Agreement, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the Collateral so disposed of shall terminate and the Agent shall deliver such releases as may be appropriate, provided, however, the security interest in all remaining Collateral shall remain in full force and effect.

14.           GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law).

(b)           Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Pennsylvania sitting in Philadelphia County and of the United States District Court of the Eastern District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Pennsylvania state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Grantor irrevocably waives, to the fullest extent permitted by applicable law any right to bring any action or proceeding against (i) the Agent in any court outside the county of Philadelphia, Commonwealth of Pennsylvania, or (ii) any other Secured Party other than in a state within the United States designated by such Secured Party.

(d)           Service of Process.  Each party hereto irrevocably waives personal service of any and all process upon it and irrevocably consents to service of process in the manner provided for notices in Section 10 hereof.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e)           Waiver of Jury Trial.  EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF THE AGENT ON BEHALF OF ANY SECURED PARTY RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT NO PARTY

HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY OF THE SECURED PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT ON BEHALF OF THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

15.           NOTEHOLDER FIRST LIEN COLLATERAL.  Notwithstanding anything herein to the contrary, prior to the Discharge of the Noteholder Obligations, the requirements of this Agreement to deliver or grant control over Noteholder First Lien Collateral to the Agent shall be deemed satisfied by delivery of or granting control over such Noteholder First Lien Collateral to the Collateral Agent as bailee for the Agent pursuant to the Intercreditor Agreement.  Prior to the Discharge of the Noteholder Obligations, each Grantor agrees that, in the event any Grantor, pursuant to the Noteholder Collateral Documents, takes any action to grant or perfect a Lien in favor of the Collateral Agent in any assets (other than Noteholder Exclusive Real Property), such Grantor shall also take such action, subject to the cooperation of the Agent, to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Agent to secure the ABL Obligations without request of the Agent.  As used in this Section 15, the terms “ABL Obligations,” “Discharge of the Noteholder Obligations,” “Noteholder Collateral Documents,” “Noteholder Exclusive Real Property” and “Noteholder First Lien Collateral” shall have the respective meanings assigned to such terms in the Intercreditor Agreement as in effect on the date hereof or as amended from time to time in accordance with the provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

GRANTORS:

NEW ENTERPRISE STONE & LIME CO., INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President, Chief Financial Officer and Secretary

ASTI TRANSPORTATION SYSTEMS, INC.
EII TRANSPORT INC.
GATEWAY TRADE CENTER INC.
PRECISION SOLAR CONTROLS INC.
PROTECTION SERVICES INC.
SCI PRODUCTS INC.
WORK AREA PROTECTION CORP.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President on behalf of each of the foregoing

Agent:

MANUFACTURERS AND TRADERS
TRUST COMPANY, in its capacity as Agent

By:	/s/ Stephen A. Foreman
Name:	Stephen A. Foreman
Title:	Regional Executive

[Signature Page to Security Agreement]

Annex A

ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of                       , 2012, made by

New Enterprise Stone & Lime Co., Inc.

And certain of its subsidiaries party thereto from time to time, as Grantors to and in favor of

Manufacturers and Traders Trust Company, as Agent (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Agent referred to above or its successor, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 3 therein as of the date of execution and delivery of this Additional Grantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Loan Documents.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Each Additional Grantor that is not a party to the Credit Agreement hereby acknowledges receipt from the Borrower of a correct and complete copy of the Credit Agreement and consents to all of the provisions of the Credit Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Secured Parties may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:
Name:
Title:

Address:

Dated:

Annex B

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by                                       , a                                              (“Grantor”), to MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent for itself and the other Secured Parties as such term is defined in the Credit Agreement referred to below (“Attorney”).  This Power of Attorney is delivered in connection with and pursuant to a certain Credit Agreement dated as of even date herewith, among New Enterprise Stone and Lime Co., Inc., as borrower, the lenders party thereto, and Manufacturers and Traders Trust Company, as administrative agent (as the same may be amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) and that certain Security Agreement delivered in connection therewith (the “Security Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’ s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Credit Agreement, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the “Loan Documents”) and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:

(a)           change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor;

(b)           receive, endorse Grantor’s name on, and collect, any checks, notes, acceptances, money orders, drafts and any other forms of payment or security payable to

Grantor, and hold all amounts or proceeds so received or collected as cash collateral in a restricted account for the benefit of the Secured Parties, or apply such amounts or proceeds to the Secured Obligations in accordance with the terms of the Credit Agreement;

(c)           effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;

(d)           pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;

(e)           defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;

(f)            file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property;

(g)           cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports:  (i) a reconciliation of all accounts, (ii) an aging of all accounts, (iii) trial balances, (iv) test verifications of such accounts as Attorney may request, and (v) the results of each physical verification of inventory;

(h)           communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts and other matters relating thereto;

(i)            to the extent that Grantor’s authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature;

(j)            to transfer any Intellectual Property (including any domain names) or provide licenses respecting any Intellectual Property; and

(k)           execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Loan Document, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s liens thereon, all as fully and effectively as Grantor might do.

Grantor hereby ratifies, to the extent permitted by law, all that Attorney shall lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, Attorney is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any Patents, Trademarks, Copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

[Signature Page Follows]

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Grantor this          day of                         , 20      .

By:
Name:	Paul I. Detwiler, III
Title:

NOTARY PUBLIC CERTIFICATE

On this            day of                         , 20      ,                                    [officer’s name] who is personally known to me appeared before me in his/her capacity as the                                [title] of                                        [name of Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Manufacturers and Traders Trust Company, as Agent, to which this Certificate is attached.

Notary Public

Annex C

ACKNOWLEDGMENT BY ISSUER OF UNCERTIFICATED SECURITIES

Security Agreement dated as of                  , 2012, made by

New Enterprise Stone & Lime Co., Inc.

and certain of its subsidiaries party thereto from time to time, as Grantors to and in favor of

Manufacturers and Traders Trust Company, as Agent (the “Security Agreement”)

The undersigned hereby (i) acknowledges receipt of the Security Agreement, (ii) agrees promptly to note on its books the security interests granted to the Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Agent with respect to the applicable Pledged Securities (including all Capital Stock of the undersigned) without further consent by the applicable Grantor, (iv) agrees to notify the Agent upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Securities that is adverse to the interest of the Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Pledged Securities thereunder in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgement to be executed in the name and on behalf of the undersigned.

[Name of Issuer]

By:
Name:
Title:

Address:

Dated:

Annex D

FORM OF PLEDGE AMENDMENT FOR ADDITIONAL SECURITIES COLLATERAL

Security Agreement dated as of                       , 2012, made by

New Enterprise Stone & Lime Co., Inc.

and certain of its subsidiaries party thereto from time to time, as Grantors to and in favor of

Manufacturers and Traders Trust Company, as Agent (the “Security Agreement”)

This Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5 of the Security Agreement).  The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Agent

By:
Name:
Title:

SCHEDULE 1

NOTICE ADDRESSES

(a)           If to a Grantor, to it at 3912 Brumbaugh Road, P.O. Box 77, New Enterprise, PA 16664, Attention of Mr. Paul I. Detwiler III (Telecopier No. 814-766-4402; Telephone No. 814-776-2211) with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, PA 19103, Attention of Cary S. Levinson, Esquire (Telecopier No. 215-981-4750; Telephone No. 215-981-4091).

(b)           If to the Agent, to it at Manufacturers and Traders Trust Company, 301 W. Plank Road, Altoona, PA 16602, Attention of Robert L. Bilger (Telecopier No. 814-947-5908; Telephone No. 814-946-6761) with a copy to Drinker Biddle & Reath LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, PA 19103, Attention of Jill E. Bronson, Esquire (Telecopier No. 215-988-2757; Telephone No. 215-988-2665).